Exhibit 10.6

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Investment Management Trust Agreement (this “Agreement”) is made as of May [ ], 2026 by and between Cartesian Growth Corporation IV, a Cayman Islands exempted company (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”).

WHEREAS, the Registration Statement on Form S-1 (File No. 333-[ ]), as amended (the “Registration Statement”), and prospectus for the Company’s initial public offering of 25,000,000 units (or 28,750,000 units in the aggregate if the underwriters’ option to purchase additional units (the “Over-Allotment Option”) is exercised in full), at a price of $10.00 per unit (the “Units”), each Unit consisting of one Class A ordinary share of the Company, par value $0.0001 per share (the “Ordinary Share(s)”), and one-third of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one Ordinary Share at an exercise price of $11.50 per share, subject to adjustment (such initial public offering hereinafter referred to as the “Offering”), has been declared effective as of the date hereof by the U.S. Securities and Exchange Commission (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Registration Statement); and

WHEREAS, Cantor Fitzgerald & Co. is acting as the sole book-running manager and as the representative of the underwriters in the Offering (the “Representative”) pursuant to an underwriting agreement between the Company and the Representative (the “Underwriting Agreement”); and

WHEREAS, simultaneously with the closing of the Offering, (a) CGC IV Sponsor LLC, a Delaware limited liability company and the Company’s sponsor, will be purchasing an aggregate of 937,500 warrants, at a price of $2.00 per warrant, for a total purchase price of $$1,875,000 in a private placement, and (b) the Representative will be purchasing 1,562,500 warrants, at a price of $2.00 per warrant, for a total purchase price of $3,125,000 in a private placement (collectively, the “Private Placement”); and

WHEREAS, as described in the Registration Statement, and in accordance with the Company’s Amended and Restated Memorandum and Articles of Association (as the same may be amended from time to time, the “Articles”), $250,000,000 of the proceeds of the Offering and the Private Placement (or up to $287,500,000 if the Over-Allotment Option is exercised in full) will be delivered to the Trustee to be deposited and held in a segregated trust account located at all times in the United States (the “Trust Account”) for the benefit of the Company and the holders of the Ordinary Shares included in the Units issued in the Offering as hereinafter provided (the amount to be delivered to the Trustee (and any interest subsequently earned thereon) is referred to herein as the “Property,” the shareholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Shareholders,” and the Public Shareholders and the Company will be referred to together as the “Beneficiaries”); and

WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to $10,000,000 (or $12,250,000, if the Over-Allotment Option is exercised in full) is attributable to deferred underwriting discounts and commissions that may be payable by the Company to the underwriters upon and concurrently with the consummation of the Business Combination (as defined below) (the “Deferred Discount”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

NOW, THEREFORE, IT IS AGREED:

1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in the Trust Account established by the Trustee located in the United States at [JPMorgan Chase Bank, N.A.] (or at another U.S. chartered commercial bank with consolidated assets of $100 billion or more) and at a brokerage institution in the United States selected by the Trustee that is reasonably satisfactory to the Company;

(b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c) In a timely manner, upon the written instruction of the Company, (i) invest and reinvest the Property only in U.S. government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations (the Trustee may not invest in any other securities or assets); (ii) hold the Property as uninvested cash or (iii) hold the Property in an interest or non-interest bearing demand deposit account at a U.S. chartered commercial bank with consolidated assets of $100 billion or more selected by the Trustee that is reasonably satisfactory to the Company, it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder; and while account funds are invested or uninvested, the Trustee may earn bank credits or other consideration during such periods;

(d) Collect and receive, when due, all principal, interest or other income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e) Promptly notify the Company and the Representative of all communications received by the Trustee with respect to any Property requiring action by the Company or in connection with the preparation of the Company’s financial statements or completion of the audit of the Company’s financial statements by the Company’s auditors;

(f) Supply any necessary information or documents as may be requested by the Company (or its authorized agents) in connection with the Company’s preparation of its tax returns relating to assets held in the Trust Account or in connection with the preparation of the Company’s financial statements or completion of the audit of the Company’s financial statements by the Company’s auditors;

(g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h) Render to the Company monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i) Commence liquidation of the Trust Account only after and promptly after (i) receipt of, and only in accordance with, the terms of a letter from the Company (a “Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, President, Chief Financial Officer or Chairman of the board of directors of the Company (the “Board”) or other authorized officer of the Company, and, in the case of a Termination Letter in a form substantially similar to the attached hereto as Exhibit A, acknowledged and agreed to by the Representative, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company (which interest shall be net of permitted withdrawals (as defined in the Registration Statement) and, in the case of Exhibit B, less up to $100,000 of interest that may be released to the Company to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein or (ii) upon the date which is the later of (A) 24 months after the closing of the Offering (or such earlier date as the Board may approve) and (B) such later date as may be approved by the Company’s shareholders in accordance with the Articles, if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached hereto as Exhibit B and the Property in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of permitted withdrawals and less up to $100,000 of interest to pay dissolution expenses), shall be distributed to the Public Shareholders of record as of such date;

(j) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C (a “Tax Payment Withdrawal Instruction”), withdraw from the Trust Account and distribute to the Company the amount of interest earned on (but not the principal amount per share initially deposited in) the Trust Account requested by the Company to cover any taxes owed by the Company (but without deduction for any excise or similar tax that may be due or payable) as a result of assets of the Company or interest or other income earned on the Property, which amount shall be delivered directly to the Company by electronic funds transfer or other method of prompt payment, and the Company shall forward such payment to the relevant taxing authority; provided, however, that to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, the Trustee shall liquidate such assets held in the Trust Account as shall be designated by the Company in writing to make such distribution, so long as there is no reduction in the principal amount per share initially deposited in the Trust Account. The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to said funds, and the Trustee shall have no responsibility to look beyond said request;

(k) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit D (a “Shareholder Redemption Withdrawal Instruction”), the Trustee shall distribute on behalf of the Company the amount requested by the Company to be used to redeem Ordinary Shares from Public Shareholders properly submitted in connection with a shareholder vote to approve an amendment to the Articles (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”), or to redeem 100% of the Ordinary Shares included in the Units if it does not consummate an initial Business Combination within the period of time set forth in the Articles, or (ii) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity (in each case, an “Amendment”). The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to distribute said funds, and the Trustee shall have no responsibility to look beyond said request;

(l) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit E (a “Working Capital Withdrawal Instruction”), withdraw from the Trust Account and distribute to the Company up to an aggregate of $250,000 per quarter of interest earned on the Property requested by the Company to fund working capital requirements (a “Working Capital Withdrawal”), which amount shall be delivered directly to the Company to fund such purposes, so long as there is no reduction in the principal aggregated amount per share initially deposited in the Trust Account; provided, however, that to the extent there is not sufficient cash in the Trust Account to fund such Working Capital Withdrawal, the Trustee shall liquidate such assets held in the Trust Account as shall be designated by the Company in writing to make such distribution (it being acknowledged and agreed that any such amount in excess of interest income earned on the Property shall not be payable from the Trust Account). The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to said funds, and the Trustee shall have no responsibility to look beyond said request; and

(m) Not make any withdrawals or distributions from the Trust Account other than pursuant to Sections 1(i), (j), (k) or (l) above.

2. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a) Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, or other authorized officer of the Company. In addition, except with respect to its duties under Sections 1(i), (j), (k) or (l) hereof, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it, in good faith and with reasonable care, believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b) Subject to Section 4 hereof, hold the Trustee harmless and indemnify the Trustee from and against, any and all reasonable and documented out-of-pocket expenses, including reasonable outside counsel fees and disbursements, or losses suffered by the Trustee in connection with any action taken by it hereunder and in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand, which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any interest earned on the Property, except for expenses and losses resulting from the Trustee’s gross negligence, fraud or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section 2(b), it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim; provided that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which such consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;

(c) Pay the Trustee the fees set forth on Schedule A hereto, including an initial acceptance fee, annual administration fee, and transaction processing fee which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees unless and until it is distributed to the Company pursuant to Sections 1(i) through 1(l) hereof. The Company shall pay the Trustee the initial acceptance fee and the first annual administration fee at the consummation of the Offering. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 2(c), Schedule A and as may be provided in Section 2(b) hereof;

(d) In connection with any vote of the Company’s shareholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and/or tabulating shareholder votes (which firm may be the Trustee) verifying the vote of the Company’s shareholders regarding such Business Combination;

(e) Provide the Representative with a copy of any Termination Letter(s) and/or any other correspondence that is sent to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after it issues the same;

(f) Unless otherwise agreed between the Company and the Representative, ensure that any Instruction Letter (as defined in Exhibit A) delivered in connection with a Termination Letter in the form of Exhibit A expressly provides that the Deferred Discount is paid directly to the account or accounts directed by the Representative prior to any transfer of the funds held in the Trust Account to the Company or any other person;

(g) Instruct the Trustee to make only those distributions that are permitted under this Agreement, and refrain from instructing the Trustee to make any distributions that are not permitted under this Agreement; and

(h) Within five (5) business days after the Over-Allotment Option (or any unexercised portion thereof) is exercised in connection with the Offering or the Over-Allotment Option expires, provide the Trustee with a notice in writing of the total amount of the Deferred Discount, which shall in no event be less than $10,000,000.

3. Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a) Imply obligations, perform duties, inquire or otherwise be subject to the provisions of any agreement or document other than this Agreement and that which is expressly set forth herein;

(b) Take any action with respect to the Property, other than as directed in Sections 1 and 2 hereof, and the Trustee shall have no liability to any third party except for liability arising out of the Trustee’s own gross negligence, fraud or willful misconduct;

(c) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(d) Change the investment of any Property, other than in compliance with Section 1 hereof;

(e) Refund any depreciation in principal of any Property;

(f) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(g) The other parties hereto or to anyone else for any action taken or omitted by the Trustee, or any action suffered by the Trustee to be taken or omitted, in good faith and in the exercise of the Trustee’s own best judgment, except for the Trustee’s gross negligence, fraud or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee, which counsel may be the Company’s counsel), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which the Trustee believes, in good faith and with reasonable care, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(h) Verify the accuracy of the information contained in the Registration Statement;

(i) Provide any assurance that any Business Combination entered into by the Company or any other action taken by the Company is as contemplated by the Registration Statement;

(j) File information returns with respect to the Trust Account with any local, state or federal taxing authority or provide periodic written statements to the Company documenting the taxes payable by the Company, if any, relating to any interest income earned on the Property;

(k) Prepare, execute and file tax reports, income or other tax returns and pay any taxes with respect to any income generated by, and activities relating to, the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company, including, but not limited to, income tax obligations, except pursuant to Section 1(j) hereof; or

(l) Verify calculations, qualify or otherwise approve the Company’s written requests for distributions pursuant to Sections 1(i), 1(j), 1(k) or 1(l) hereof.

4. Trust Account Waiver. The Trustee has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Section 2(b) or Section 2(c) hereof, the Trustee shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the Property or any monies in the Trust Account.

5. Termination. This Agreement shall terminate as follows:

(a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that in the event that the Company does not locate a successor trustee within six (6) months of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever for any events occurring or actions taken after such deposit;

(b) At such time that the Trustee has completed the liquidation of the Trust Account and its obligations in accordance with the provisions of Section 1(i) hereof and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 2(b); or

(c) Upon written notice from the Company to the Trustee in the event that the Trustee has committed any act of gross negligence, fraud or willful misconduct.

6. Miscellaneous.

(a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such confidential information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon all information supplied to it by the Company, including account names, account numbers and all other identifying information relating to a Beneficiary, Beneficiary’s bank or intermediary bank. Except for any liability arising out of the Trustee’s gross negligence, fraud or willful misconduct, the Trustee shall not be liable for any loss, liability or expense resulting from any error in the information or transmission of the funds.

(b) This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. This Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Sections 1(i), 1(j), 1(k) and 1(l) hereof (which sections may not be modified, amended or deleted without the affirmative vote of the holders of at least two-thirds of the then outstanding ordinary shares of the Company which are represented in person or by proxy and are voted at a duly convened general meeting of the Company, voting together as a single class; provided that no such amendment will affect any Public Shareholder who has otherwise properly indicated his, her or its election to redeem his, her or its Ordinary Shares in connection with a shareholder vote that sought to amend this Agreement), this Agreement or any provision hereof may only be changed, amended or modified (other than to correct a typographical error) by a writing signed by each of the parties hereto.

(d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, State of New York, for purposes of resolving any disputes hereunder. AS TO ANY CLAIM, CROSS-CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AGREEMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.

(e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or email transmission:

if to the Trustee, to:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attention: Francis Wolf and Celeste Gonzalez
Email: fwolf@continentalstock.com and cgonzalez@continentalstock.com if to the Company, to:

Cartesian Growth Corporation IV

505 Fifth Avenue, 15th Floor

New York, New York 10017

Attention: Peter Yu, Chief Executive Officer
Email: peter.yu@cartesiangrowth.com

in either case with a copy to:

Greenberg Traurig, LLP
One Vanderbilt Avenue
New York, New York 10017
Attention: Alan I. Annex, Esq. and Thomas Martin, Esq.

Email: annexa@gtlaw.com and thomas.martin@gtlaw.com

and

Cantor Fitzgerald & Co.

110 East 59th Street

New York, New York 10022

Attention: General Counsel

(f) Each of the Company and the Trustee hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

(g) This Agreement is the joint product of the Trustee and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

(h) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or electronic transmission shall constitute valid and sufficient delivery thereof.

(i) Each of the Company and the Trustee hereby acknowledges and agrees that the Representative is a third party beneficiary of this Agreement.

(j) Except as specified herein, no party to this Agreement may assign its rights or delegate its obligations hereunder to any other person or entity without the prior written consent of the other party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:
Name:	Francis Wolf
Title:	Vice President

CARTESIAN GROWTH CORPORATION IV

By:
Name:	Peter Yu
Title:	Chief Executive Officer

[Signature Page to Investment Management Trust Agreement]

SCHEDULE A

Fee Item	Time and method of payment	Amount
Initial acceptance fee	Initial closing of the Offering by wire transfer
Annual fee	First year fee payable at initial closing of the Offering by wire transfer; thereafter on the anniversary of the effective date of the Offering by wire transfer or check
Transaction processing fee for disbursements to Company under Sections 1(i) and 1(j)	Billed to Company following disbursement made to Company under Sections 1(i) and 1(j)
Paying Agent services as required pursuant to Sections 1(i) and 1(k)	Billed to Company upon delivery of service pursuant to Sections 1(i) and 1(k)

EXHIBIT A

[Letterhead of the Company]

[Insert date]

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attention: Francis Wolf and Celeste Gonzalez

Re:	Trust Account - Termination Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Cartesian Growth Corporation IV(the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of May [ ], 2026 (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement with [●] (the “Target Business”) to consummate a Business Combination with the Target Business on or about [insert date]. The Company shall deliver to you written notice (the “Consummation Date Notice”) of the actual date of the consummation of the Business Combination (the “Consummation Date”) at least 72 hours in advance (or such shorter time period as you may agree) of the Consummation Date. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence to liquidate all of the assets of the Trust Account, and to transfer the proceeds to a segregated account held by you on behalf of the Beneficiaries to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that Cantor Fitzgerald & Co., as the representative of the underwriters (the “Representative”) (with respect to the Deferred Discount), and the Company shall direct on the Consummation Date. It is acknowledged and agreed that while the funds are on deposit in the trust operating account at [●] awaiting distribution, neither the Company nor the Representative will earn any interest or dividends.

On the Consummation Date (i) counsel for the Company shall deliver to you written notice (the “Consummation Notice”) that the Business Combination has been consummated, or will be consummated substantially concurrently with your transfer of funds to the accounts as directed by the Representative (with respect to the Deferred Discount) and the Company and (ii) the Company shall deliver to you (a) a certificate of the Chief Executive Officer, which verifies the vote of the Company’s shareholders in connection with the Business Combination if a vote is held and (b) joint written instructions (the “Instruction Letter”) signed by the Company and the Representative with respect to the transfer of the funds held in the Trust Account, including payment of the Deferred Discount from the Trust Account. You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the Consummation Notice and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company in writing of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the Consummation Date Notice and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the Trustee of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the Consummation Date Notice.

[Signature Page Follows]

Very truly yours,

CARTESIAN GROWTH CORPORATION IV

By:
Name:
Title:

AGREED TO AND ACKNOWLEDGED BY:

CANTOR FITZGERALD & CO.

By:
Name:
Title:

EXHIBIT B

[Letterhead of the Company]

[Insert date]

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attention: Francis Wolf and Celeste Gonzalez

Re:	Trust Account - Termination Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Cartesian Growth Corporation IV (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of May [ ], 2026 (the “Trust Agreement”), this is to advise you that the Company has been unable to effect a Business Combination with a target company within the time frame specified in the Articles, or by such earlier date approved by the Board, as described in the Company’s Registration Statement relating to the Offering. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all of the assets in the Trust Account and to transfer the total proceeds to the trust operating account at [●] to await distribution to the Public Shareholders. The Company has selected [●], 20[●] as the date for the purpose of determining when the Public Shareholders will be entitled to receive their share of the liquidation proceeds. It is acknowledged that no interest will be earned by the Company on the liquidation proceeds while on deposit in the trust operating account. You agree to be the Paying Agent of record and, in your separate capacity as Paying Agent, to distribute said funds directly to the Public Shareholders in accordance with the terms of the Trust Agreement and the Articles. Upon the distribution of all the funds in the Trust Account, your obligations under the Trust Agreement shall be terminated, except to the extent otherwise provided in Section 1(j) of the Trust Agreement.

Very truly yours,

CARTESIAN GROWTH CORPORATION IV

By:
Name:
Title:

cc:	Cantor Fitzgerald & Co.

EXHIBIT C

[Letterhead of the Company]

[Insert date]

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attention: Francis Wolf and Celeste Gonzalez

Re:	Trust Account – Tax Payment Withdrawal Instruction

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(j) of the Investment Management Trust Agreement between Cartesian Growth Corporation IV (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of May [ ], 2026 (the “Trust Agreement”), the Company hereby requests that you deliver to the Company $[●] of the interest income earned on the Property as of the date hereof. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement. The Company needs such funds to pay for the tax obligations permitted to be paid under Section 1(j) of the Trust Agreement as set forth on the attached tax return or tax statement. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

CARTESIAN GROWTH CORPORATION IV

By:
Name:
Title:

cc:	Cantor Fitzgerald & Co.

EXHIBIT D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attention: Francis Wolf and Celeste Gonzalez

Re:	Trust Account – Shareholder Redemption Withdrawal Instruction

Dear Mr. Wolf and Ms. Gonzalez:

Reference is made to the Investment Management Trust Agreement between Cartesian Growth Corporation IV (the “Company”) and Continental Stock Transfer & Trust Company, dated as of May [ ], 2026 (the “Trust Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement.

Pursuant to Section 1(k) of the Trust Agreement, this is to advise you that the Company has sought an Amendment. Accordingly, in accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate a sufficient portion of the Trust Account and to transfer $[●] of the proceeds of the Trust Account to the checking account at [●] for distribution to the shareholders that have requested redemption of their shares in connection with such Amendment.

Very truly yours,

CARTESIAN GROWTH CORPORATION IV

By:
Name:
Title:

cc:	Cantor Fitzgerald & Co.

EXHIBIT E

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: [Francis Wolf and Celeste Gonzalez]

Re:	Trust Account – Working Capital Withdrawal Instruction

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(l) of the Investment Management Trust Agreement between Cartesian Growth Corporation IV (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of May [  ], 2026 (the “Trust Agreement”), the Company hereby requests that you deliver to the Company $[●] of the interest income earned on the Property as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds for working capital. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

Cartesian Growth Corporation IV

By:
Name:
Title:

cc:	Cantor Fitzgerald & Co.